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                                                                Exhibit 99(b)(5)

                             SUPPLEMENTAL INDENTURE

         This Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of April 10, 2001, by and among Casa Trucking, Inc., Crystal Farms Refrigerated Distribution Company, Farm Fresh Foods of Nevada, Inc., Kohler Mix Specialties, Inc., Kohler Mix Specialties of Connecticut, Inc., M.G. Waldbaum Company, Michael Foods of Delaware, Inc., Midwest Mix, Inc., Minnesota Products, Inc., Northern Star Co., Papetti Electroheating Corporation, Papetti's Hygrade Egg Products, Inc., WFC, Inc. and Wisco Farm Cooperative (each a "GUARANTEEING SUBSIDIARY" and, collectively, the "GUARANTEEING SUBSIDIARIES" ), each of which is a direct or indirect subsidiary of Michael Foods, Inc., a Minnesota corporation (the "COMPANY"), the Company and BNY Midwest Trust Company, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, Michael Foods Acquisition Corp. ("Acquisition") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 27, 2001 providing for the issuance of an aggregate principal amount of up to $300 million of 11 3/4% Senior Subordinated Notes due 2011 (the "Notes");

         WHEREAS, pursuant to the Merger, all of the obligations of Acquisition under the Indenture will become obligations of the Company;

         WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. ASSUMPTION OF OBLIGATIONS. Michael Foods, Inc., a Minnesota corporation, as successor by merger to M-Foods Acquisition Corp., a Minnesota corporation ("Acquisition"), hereby expressly assumes all of the respective obligations of Acquisition as issuer of the Notes under the Indenture.


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         3. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to become subject to the terms of the Indenture as a Guarantor.

         4. INCORPORATION OF TERMS OF INDENTURE. The obligations of the Guaranteeing Subsidiaries under the Note Guarantees shall be governed in all respects by the terms of the Indenture and shall constitute a Note Guarantee thereunder. Each of the Guaranteeing Subsidiaries shall be bound by the terms of the Indenture as they relate to the Note Guarantees.

         5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 10, 2001

                                  FARM FRESH FOODS OF NEVADA, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  KOHLER MIX SPECIALTIES OF CONNECTICUT, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary

                                  MICHAEL FOODS OF DELAWARE, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  CASA TRUCKING, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  CRYSTAL FARMS REFRIGERATED DISTRIBUTION CO.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary

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                                  KOHLER MIX SPECIALTIES, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  MIDWEST MIX, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  MINNESOTA PRODUCTS, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  PAPETTI'S HYGRADE EGG PRODUCTS, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  NORTHERN STAR CO.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  M. G. WALDBAUM COMPANY

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary

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                                  PAPETTI ELECTROHEATING CORPORATION

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  WFC, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  WISCO FARM COOPERATIVE

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  MICHAEL FOODS, INC.

                                  By: /s/ Jeffrey Shapiro
                                     -----------------------------------------
                                     Name: Jeffrey Shapiro
                                     Title: Secretary


                                  BNY MIDWEST TRUST COMPANY, AS TRUSTEE

                                  By: /s/ D.G. Donovan
                                     -----------------------------------------
                                     Name: D.G. Donovan
                                     Title: Assistant Vice-President